EXHIBIT 10.13

                              FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into effective as of the 1st day of May, 2003 by and between ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation ("Corporation"), and EDMOND J. PERA ("Employee") under the following circumstances:

     A. Employee is the Chief Financial Officer, Treasurer and Secretary of Corporation. Employee and Corporation are parties to an Employment Agreement dated as of the 1st day of June 2002 (the "Employment Agreement"). Employee and Corporation desire to amend the Employment Agreement by extending its term for an additional one (1) year and amending certain other provisions of the Employment Agreement as set forth herein.

     B. Corporation desires to continue to employ Employee as its Treasurer and Secretary and to promote Employee to the position of Chief Operating Officer because of his knowledge, experience and expertise with respect to the business of Corporation.

     C. The parties hereto desire to set forth in writing the terms and conditions of the employment relationship to be established and continued.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 1 of the Employment Agreement is hereby amended in its entirety as follows:

     Corporation shall employ Employee on a full-time basis as the Chief Operating Officer, Treasurer and Secretary of Corporation pursuant to the terms and conditions hereinafter set forth, and Employee shall perform the duties of such offices. Employee shall also serve as a member of the board of directors of Corporation. Employee shall perform such duties at the offices of Corporation located in Hayward, California.

     2. Section 2 of the Employment Agreement is hereby amended in its entirety as follows:

     Subject to the provisions of paragraph 7, the term of employment (the "Term") shall be three (3) years, commencing on May 1, 2003, and expiring on April 30, 2006 (the "Expiration Date").

     3. Section 3(a) of the Employment Agreement is hereby amended in its entirety as follows:

         a. Subject to the directives of the President and Chief Executive Officer, Employee shall be responsible for all day-to-day operational activities of Corporation, including financial and accounting operations of Corporation and such other administrative and operational duties as are assigned to him by the President and Chief Executive Officer of the Corporation commensurate with his position as the Chief Operating Officer, Treasurer and Secretary of the Corporation. The duties and responsibilities of such position are specifically set forth on the job description attached

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hereto as Exhibit A.  It is anticipated that Employee's duties and responsibilities as set forth in such job description may be modified from time to time consistent with Employee's duties as the Chief Operating Officer of Corporation in which case an updated job description shall replace Exhibit
A. Employee agrees to perform his services conscientiously, effectively and to the best of his ability.

     4. Section 4 of the Employment Agreement is hereby amended in its entirety as follows:

     In consideration of Employee's services under this Agreement to Corporation, Employee's base salary shall be fixed at an annual rate of One Hundred Eighty Thousand Dollars ($180,000), for the entire term of this Agreement, payable in accordance with Corporation's normal payroll practices.

     5. Except as amended herein, the Employment Agreement remains in full force and effect.

     This Agreement shall be binding upon and inure to the benefit of the parties and their spouses, successors, assigns, personal representatives, heirs and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment to Employment Agreement as of the date first hereinabove written.

                                   ARMANINO FOODS OF DISTINCTION, INC.,
                                   a Colorado corporation


Dated: _____________________       By:/s/ William J. Armanino
                                      WILLIAM J. ARMANINO

                                   Its: Chief Executive Officer
                                        "Corporation"


Dated: 3/19/03                      /s/ Edmond J. Pera
                                    EDMOND J. PERA

                                    "Employee"



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